EXHIBIT 10.39

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

RESEARCH AGREEMENT

This RESEARCH AGREEMENT (this “Agreement”) is entered into as of March 5, 2005 (the “Effective Date”) by and between Interleukin Genetics, Inc., a Delaware corporation having its principal office at 135 Beaver Street, Waltham, MA 02452 (“IG”) and Access Business Group LLC, having its principal office at 7575 Fulton Street, East, Ada, Michigan 49355-0001 (“Access”).  Each of IG and Access is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Access, together with its Affiliates, has expertise and experience in the development, commercialization and marketing of nutritional supplements and personal care products and IG has expertise and experience in seeking and analyzing scientific opportunities that would support development of nutritional supplements and personal care products and determining the credibility of such opportunities;

WHEREAS, Access desires that IG perform research on the terms and subject to the conditions set forth in this Agreement and the Parties desire to obtain certain rights to inventions arising out of such research;

WHEREAS, IG is willing to perform such research and the Parties are willing to grant each other such rights as described herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.                                      DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1.                              “Affiliate” means any corporation, firm, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement.  For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.  For purposes of this Agreement, Access, Alticor Inc. and subsidiaries of Alticor Inc., on the one hand, and IG, on the other hand, will not be deemed to be Affiliates of each other.

1.2.                              “Access Patent Rights” means any Patent Rights with respect to Access Technology.

1.3.                              “Access Proprietary Materials” means any Proprietary Materials of Access that are used by Access, or provided by Access for use, in the Research Program.

1.4.                              “Access Technology” means any Technology Controlled by Access as of the Effective Date and during the Term that is used by Access, or provided by Access for use, in the Research Program.

1.5.                              “Confidential Information” means, as regards a Party (the “Receiving Party”), (i) all information produced or discovered by either Party under the Research Program (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including, without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records and reports) and (ii) all other information (including but not limited to information about any element of Technology or a Party’s business) which is disclosed, whether in writing and marked as confidential at the time of disclosure to the Receiving Party or customarily considered to be confidential information or by oral disclosure reduced to a writing, by the other Party (the “Disclosing Party”) to the Receiving Party or to any of its employees, consultants, Affiliates, licensees and sublicensees hereunder except to the extent that the information described in this subsection (ii) (a) as of the date of disclosure is demonstrably known to, or in the possession of, the Receiving Party or its Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure by the Disclosing Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party or its Affiliates; (c) as of the date of disclosure or thereafter is obtained by the Receiving Party or its Affiliates from a Third Party free from any obligation of confidentiality to the Disclosing Party and rightfully in possession of such information or (d) is independently developed by or for the Receiving Party or its Affiliates without reference to or in reliance upon any of the foregoing information as demonstrated by competent written records.

1.6.                              “Control” or “Controlled” means (a) with respect to Technology (other than Proprietary Materials) and/or Patent Rights, the possession by a party of the ability to grant a license or sublicense of such Technology and/or Patent Rights as provided herein without violating the terms of any agreement or arrangement between such party and any Third Party and (b) with respect to Proprietary Materials, the possession by a party of the ability to supply such Proprietary Materials to the other party as provided herein without violating the terms of any agreement or arrangement between such party and any Third Party.

1.7.                              “IG Patent Rights” means any Patent Rights with respect to IG Technology.

1.8.                              “IG Technology” means any Technology Controlled by IG as of the Effective Date and during the Term that is used by IG, or provided by IG, or provided by IG for use, in the Research Program.

1.9.                              “Joint Science Committee” or “JSC” shall have the meaning set forth in Section 5.1 hereof.

1.10.                        “Patent Rights” means the rights and interests in and to issued patents and pending patent applications in any country, including all substitutions, continuations,

continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof.

1.11.                        “Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.

1.12.                        “Program Invention” means any Technology, whether or not patentable, which is conceived and/or first reduced to practice by employees of, or consultants to, either Party, or jointly by both Parties, in the conduct of the Research Program.

1.13.                        “Program Patent Rights” means all Patent Rights claiming any Program Invention.

1.14.                        “Proprietary Materials” means any tangible chemical, biological or physical research materials, including but not limited to gene sequences, gene fragment sequences, primers, probes, nucleic acids and nucleic acid libraries, plasmids, vectors, expression systems, cells, cell lines, organisms, antibodies, biological substances (and any constituents, progeny, mutants, derivatives or replications thereof or therefrom), reagents or chemical compounds that are furnished by or on behalf of one Party to the other Party, in connection with this Agreement, that are proprietary to the transferring Party through patent protection, trade secret, or other method of intellectual property protection, regardless of whether such materials are specifically designated as proprietary by the transferring Party.

1.15.                        “Protocol” means the written protocol describing the activities to be carried out under the Research Program pursuant to this Agreement to be agreed upon by the JSC based on the outline attached hereto as Appendix A.

1.16.                        “Research Program” means the program to be conducted by IG with respect to seeking, identifying and analyzing scientific opportunities for Access, as more fully described in Appendix A hereto.

1.17.                        “Technology” means and includes all inventions, discoveries, know-how, trade secrets, improvements and Proprietary Materials, whether or not patentable, including but not limited to, structural and functional information and other data, formulations and techniques.

1.18.                        “Term” has the meaning set forth in Section 7.1.

1.19.                        “Territory” means worldwide.

1.20.                        “Third Party” means any entity other than IG, Access or their respective Affiliates.

2.                                      RESEARCH PROGRAM

2.1.                              Implementation of Research Program.  The Research Program shall be conducted by the Parties in accordance with the Protocol and in compliance with all applicable laws and regulations.  IG shall use commercially reasonable efforts to perform the activities to be performed by it under the Research Program, as described more fully in the Protocol and in the timeline (the “Timeline”) which the JSC shall agree upon in writing, based upon the outline attached hereto as Appendix A, as promptly as practicable following the execution hereof.  The Protocol and/or the Timeline may be modified from time to time after the Effective Date by the JSC pursuant to Section 5.1 hereof.

2.2.                              Supply of Proprietary Materials.  From time to time during the Term of this Agreement, one Party may supply the other Party with its Proprietary Materials for use in the Research Program.  In connection therewith, the recipient Party hereby agrees that (a) it shall not use Proprietary Materials for any purpose other than exercising any rights granted to it or reserved by it hereunder; (b) it shall use the Proprietary Materials only in compliance with all applicable federal, state, and local laws and regulations; (c) it shall not transfer any Proprietary Materials to any Third Party without the prior written consent of the transferor, except as expressly permitted hereby; (d) the transferring Party shall retain full ownership of all such Proprietary Materials; and (e) upon the expiration or termination of this Agreement, the recipient Party shall at the instruction of the transferring Party either destroy or return any unused Proprietary Materials which are not the subject of the grant of a continuing license hereunder.

2.3.                              Consideration.  In consideration of IG conducting the Research Program described herein, Access shall pay to IG as follows:

2.3.1.                     Access shall pay to IG an aggregate sum of Two Million Three Hundred Forty-One Thousand Five Hundred Dollars ($2,341,500) payable in eight (8) equal quarterly installments of Two Hundred Ninety-Two Thousand Six Hundred Eighty-Eight Hundred Dollars ($292,688) each.  The first such installment shall be due and payable on April 1, 2005 and each of the remaining seven (7) installments shall be due and payable on the first business day of each calendar quarter thereafter.  Such payments shall cover all work to be performed by IG management, research staff and other employees under this Agreement, and all expenses incurred by IG in connection therewith, including travel, equipment and supplies, subject, however, to the following paragraph with respect to Third Party Services.

2.3.2.                     Access shall pay, or shall reimburse IG for, all expenses incurred in obtaining from Third Parties the additional services described on Appendix B hereto (“Third Party Services”), on the following terms and conditions:

(a)                                  The payments specified in Section 2.3.1 above include amounts estimated by the Parties as the costs to be incurred by IG for Third Party Services, plus an amount equal to 15% of such estimated costs, according to the budget set forth on Appendix B.

(b)                                 IG agrees that it shall not incur costs for any Third Party Service in excess of 105% of the amount set forth on Appendix B for the specified Third Party Service (excluding the 15% markup), without the prior written approval of the JSC.

(c)                                  Within 30 days after March 31 of each year, IG shall submit to Access an itemized accounting, together with supporting documentation in reasonable detail, of the aggregate actual costs incurred by IG for Third Party Services during the 12-month period ending on March 31 (excluding any markup).  If such aggregate actual costs exceed the aggregate amount budgeted for such costs for such 12-month period as set forth on Appendix B (excluding the 15% markup), Access shall pay to IG, within 30 days after Access receives such accounting and supporting documentation, an amount equal to 115% of such excess.

(d)                                 If the aggregate documented, actual costs incurred by IG for Third Party Services during any 12-month period ending on March 31 are less than the aggregate amount budgeted for such costs for 12-month period as set forth on Appendix B (including the 15% markup), then 57.5% of such difference shall be applied as a credit against the payment obligations of Access under Section 2.3.1 above for the following 12-month period.  If any such credit balance in favor of Access shall remain outstanding at the expiration or other termination of this Agreement, IG shall promptly refund to Access an amount equal to such outstanding credit balance.

2.4.                              Supporting Documentation.  Upon request by Access, IG agrees to provide Access with supporting documentation in reasonable detail of the actual costs incurred by IG for Third Party Services.

2.5.                              No Broker’s Commission or Finder’s Fee.  IG agrees that the consideration expressly provided herein is the sole and exclusive consideration to which IG shall be entitled for carrying out the Research Program, and that Access shall have no obligation to pay any amount to IG or any of its Affiliates, in the nature of a broker’s commission, finder’s fee, or other amount for acting as the agent or representative of Access, or of any other Third Party, in connection with any product development opportunity identified by IG hereunder or for any other transaction contemplated by this Agreement.

3.                                      RESEARCH LICENSES

3.1.                              License to IG.  Subject to the terms and conditions of this Agreement, Access hereby grants to IG a non-exclusive, worldwide, royalty-free license, under the Access Technology, Access Patent Rights, Program Inventions and Program Patent Rights for the sole purpose of performing the Research Program.

3.2.                              License to Access.  Subject to the terms and conditions of this Agreement and the License Agreement, IG hereby grants to Access a non-exclusive, worldwide, royalty-free license, under the IG Technology, IG Patent Rights, Program Inventions and Program Patent Rights for the sole purpose of performing the Research Program.

4.                                      TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY

4.1.                              Confidentiality.

4.1.1.                     Confidentiality Obligations.  Access and IG each recognize that the Confidential Information of the other Party constitutes highly valuable and proprietary confidential information.  Access and IG each agrees that during the Term and for five (5) years thereafter, it will keep confidential, and will cause its employees, consultants, Affiliates and sublicensees to keep confidential, all of the Confidential Information of the other Party.  Neither Access nor IG nor any of their respective employees, consultants, Affiliates and sublicensees shall use the Confidential Information of the other Party for any purpose except as expressly permitted in this Agreement.

4.1.2.                     Limited Disclosure of Confidential Information.  Subject to Section 4.1.3 below, Access and IG each agree that any disclosure of the Confidential Information to any of its employees, consultants, Affiliates or sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement.  Access and IG each agree not to disclose the Confidential Information to any Third Party under any circumstance without prior written approval from the other Party, except as otherwise required by law, and except as otherwise expressly permitted by this Agreement.  Each Party shall take such action, and shall cause its Affiliates and sublicensees to take such action, to preserve the confidentiality of the Confidential Information as it would customarily take to preserve the confidentiality of its own confidential materials, which shall not, in any event, be less than reasonable care.  Each Party, upon the other’s request, will return all the Confidential Information disclosed to it by the other Party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request following the termination of this Agreement; provided, that, a Party may retain Confidential Information of the other Party relating to any license or right to use Technology which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof.

4.1.3.                     Identification of Access.  In carrying out the Research Program as described in Appendix A, including without limitation the New Technology Opportunities program described therein, IG agrees that, prior to disclosing to any Third Party that a technology may be considered by Access for product development, IG will obtain the prior written consent of Access in each case.  Access may make such approval contingent upon the satisfaction of specified conditions, including without limitation the execution of written confidentiality obligations to maintain the confidentiality of such disclosure and to restrict the use thereof.

4.2.                              Publicity.  Neither Party may publicly disclose the terms of this Agreement or the status or content of the Research Program without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded or (b) to any actual or prospective acquirors, real estate or equipment lessors, investors, lenders and other potential financing sources who are obligated to keep such information confidential.  In the event that such disclosure is required by the foregoing clause (a), the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party to the maximum extent possible with respect to the wording and timing of any such disclosure.  The Parties shall mutually agree on a press release announcing the execution of this Agreement to be issued immediately following the execution hereof.  If either Party wishes to issue any further press release regarding the Research Program, it shall furnish a copy to the other Party, which shall review such press release and provide any comments within two (2) business days.  Once any written statement is approved for public disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.                                      JOINT SCIENCE COMMITTEE

5.1.                              Formation.  The Joint Science Committee (the “JSC”) established by IG and Access pursuant to the Research Agreement, dated effective as of March 5, 2003, shall oversee and coordinate the Parties’ conduct of the Research Program.  During the Term, the JSC will exchange information in anticipation of developing mutually beneficial business opportunities pursuant to the subject matter hereof.  The JSC shall keep written minutes of its meetings and all actions taken or approved by the JSC.  The members of the JSC designated by each Party shall be responsible for keeping that Party informed as to the progress of the Research Program.  The JSC shall recommend to the Parties amendments and/or modifications to the Protocol and Timeline and the scope of the Research Program and make recommendations to the Parties as to the mutually beneficial prosecution of IG Patent Rights and Program Patent Rights.  The JSC shall have no power to amend, modify or waive compliance with this Agreement and shall have only such powers as are specifically delegated to it hereunder.

5.2.                              JSC Governance.

5.2.1.                     Membership.  The JSC is composed of two representatives of IG and two representatives of Access.  These representatives are as follows:

IG Representatives:

Kenneth Kornman, DDS, Ph.D.

Philip R. Reilly, M.D., J.D.

Access Representatives:

Robin Dykhouse

Daniel Beio

Either Party may designate substitutes for its JSC representatives to participate if one or more of such Party’s designated representatives is unable to be present at a meeting.  A Party may replace its representatives serving on the JSC from time to time by written notice to the other Party specifying the prior representative(s) to be replaced and the replacement(s) therefor.

6.                                      INTELLECTUAL PROPERTY RIGHTS

6.1.                              Access Intellectual Property Rights.  Subject to IG’s rights as described in Section 3 of this Agreement, Access shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to all Access Technology and Access Patent Rights, and all Program Inventions and Program Patent Rights, with full rights to license or sublicense.

6.2.                              IG Intellectual Property Rights.  Subject to Access’s rights as described in Section 3 of this Agreement and subject to the terms of the License Agreement, IG shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to all IG Technology and IG Patent Rights.

6.3.                              Provisions with Respect to 11 U.S.C. § 365(n).  With respect to each license granted by either Party to the other Party hereunder, the Parties agree that, for purposes of 11 U.S.C. § 365(n), this Agreement shall be deemed to be an executory contract under which the Party granting such license is a “licensor” and the Party to whom such license is granted is the “licensee”.  With respect to all other provisions of this Agreement, the Parties agree that, for purposes of 11 U.S.C. § 365(n), this Agreement shall be deemed to be an agreement supplementary to such executory contract.

7.                                      TERM; TERMINATION

7.1.                              Term.  This Agreement shall commence on the Effective Date and continue for a period of two (2) years, unless extended or sooner terminated as set forth in this Section 7 (the “Term”).  At least six (6) months prior to the end of the initial Term and any extension thereof, the JSC shall advise the Parties as to whether the JSC believes that the Research Program should be extended or expanded, but any extension or expansion shall require the agreement of the parties.

7.2.                              Termination.

7.2.1.                     Termination for Breach.  In the event that either Party defaults or breaches any material term of this Agreement on its part to be performed or observed, the other Party shall have the right to terminate this Agreement (a) by giving thirty (30) days’ written notice to the defaulting Party in the case of a breach of any payment term of this Agreement and (b) by giving sixty (60) days’ written notice to the defaulting Party in the case of any other breach; provided, however, that in the case of a default or breach capable of being cured, if the said defaulting Party shall cure the said default or breach within such notice period after the said notice shall have been given, then the said notice shall not be effective.

7.2.2.                     Termination for Bankruptcy.  In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party shall have the right, but not the obligation, to terminate this Agreement effective immediately upon written notice to such Party.

7.2.3.                     Termination by Access Without Cause.  Access shall have the right to terminate this Agreement and the Research Program, without cause, on not less than three months’ written notice to IG.  In the event that Access terminates this Agreement and the Research Program without cause under this paragraph, Access shall pay to IG (i) all installment payments due under Section 2.3.1 above through the effective date of such termination, with the final installment pro-rated from the previous payment to the date of termination; and (ii) all fixed, non-cancelable costs or expenses actually incurred by IG as required to perform the Research Program.

7.3.                              Surviving Provisions.  Termination of this Agreement for any reason shall be without prejudice to rights which expressly survive termination in accordance with the terms of this Agreement, including without limitation, the rights and obligations of the Parties provided in Sections 3, 4, 6, 7.2.3, 7.3, 8 and 9, all of which shall survive such termination.

8.                                      REPRESENTATIONS AND WARRANTIES

8.1.                              Mutual Representations.  Access and IG each represents and warrants to the other Party as follows:

8.1.1.                     Organization.  It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of organization, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification.

8.1.2.                     Authorization.  The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

8.1.3.                     Binding Agreement.  This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

8.1.4.                     No Inconsistent Obligation.  It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

8.2.                              Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

8.3.                              Limited Liability.  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ACCESS NOR IG WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS OR TECHNOLOGY.

9.                                      MISCELLANEOUS

9.1.                              Dispute Resolution.  The Parties recognize that disputes may from time to time arise between the Parties during the term of this Agreement.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement, including, without limitation, disputes concerning the definitions of terms used in this Agreement, in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 9.1 to resolve any dispute arising under this Agreement.  In the event of such a dispute between the Parties, either Party, by written notice to the other Party, shall have such dispute referred to the Parties’ respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.  Said designated officers are as follows:

For IG:	Chief Executive Officer

For Access:	Vice President, Research & Development

In the event the designated executive officers are not able to resolve such dispute after such thirty (30) day period, then the Parties shall resolve such dispute by arbitration under the Commercial Rules of the American Arbitration Association (the “AAA”).  Three arbitrators shall be selected.  IG and Access shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the AAA shall select the third arbitrator.  Unless otherwise agreed by IG and Access, arbitration will take place in Boston, Massachusetts.

9.2.                              Notices.  All notices shall be in writing mailed via certified mail, return receipt requested or courier providing evidence of delivery, addressed as follows, or to such other address as may be designated from time to time:

If to IG:	If to Access:

135 Beaver Street	7575 Fulton St. East
Waltham, MA 02452	Ada, MI 49355-0001
Attention: Chief Executive Officer	Attention: George Calvert

With a copy to:

Mintz, Levin, Cohn, Ferris,	7575 Fulton St. East
Glovsky and Popeo, P.C.	Ada, MI 49355-0001
One Financial Center	Attention: Thomas R. Curran
Boston, MA 02111	Chief Legal Officer
Attention: Ford Goldman, Esquire

9.3.                              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the application of principles of conflicts of law.

9.4.                              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

9.5.                              Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

9.6.                              Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

9.7.                              Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance, provided, that in the case of IG, such amendment must be approved by a majority of the members of IG’s Board of Directors who are not selected by or affiliated with Access.  The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

9.8.                              No Agency or Partnership.  Nothing contained in this Agreement shall give either Party the right to bind the other, or be deemed to constitute the Parties as agents for the other or as partners with each other or any Third Party.

9.9.                              Assignment and Successors.  This Agreement may not be assigned by either Party without the written consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party to any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

9.10.                        Force Majeure.  Neither IG nor Access shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of IG or Access.  In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

9.11.                        Interpretation.  The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

9.12.                        Integration; Severability.  This Agreement, together with the License Agreement, is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to same.  The provisions of this Agreement shall be interpreted, if possible, so as to be valid, legal and enforceable.  In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or is otherwise held to be invalid, illegal or unenforceable by a court or arbitration panel with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

INTERLEUKIN GENETICS, INC.

By:	/s/ Philip R. Reilly
Philip R. Reilly
Chief Executive Officer

ACCESS BUSINESS GROUP LLC

By:	/s/ George Calvert
George Calvert
Vice President—Research & Development

APPENDIX A

DESCRIPTION OF RESEARCH PROGRAM AND DELIVERABLES

[ *  *  * Appendix A contains confidential material and has been omitted in its entirety.   *   *   *]

APPENDIX B

AGGREGATE BUDGET FOR THIRD-PARTY SERVICES

(includes 15% markup)

$801,500